Exhibit 10.5

Mrs. Karan Pohl

245 Encanto Ave.

Pismo Beach, CA  93449

Dear Karan:

We are very pleased to offer you the position of Senior Vice President, Chief Financial Officer for Coast National Bank.   We want to take this opportunity to convey some important information about your new position.   If you have any questions about the information that follows, please contact me as soon as possible.

EFFECTIVE DATE

Your employment will commence on Thursday, May 5, 2005.  Please report to Stephanie Ragsdale at our Administrative Office, 500 Marsh Street, San Luis Obispo at 9:00 am on this day for orientation.

SALARY

The compensation for this full time position is at a rate of $5,416.67 per month which equates to an annual salary of $65,000. In addition to your base salary you will receive an auto allowance of $300 per month.

BENEFITS

You will receive the standard benefits generally offered to full time employees at Coast National Bank.  A summary of these benefits are listed and explained in our employee handbook.  I have enclosed a summary of our health, vision, and dental plans for your information.

AT WILL EMPLOYMENT

Your employment as Senior Vice President, Chief Financial Officer, is for no set term, either you or Coast National Bank may terminate this relationship at will.

This letter sets forth the entire offer of employment being made to you.  There are no other promises being made with respect to your employment and any other negotiations or understandings are superseded by this offer.  The terms of your

500 Marsh Street, San Luis Obispo, CA 93404-3845

Tel: (805) 541-0000 • Fax: (805) 541-5758

www.coastnationalbank.com

employment as stated in this letter cannot be changed except in writing, signed by both you and an authorized officer of Coast National Bank.

We hope you will accept this opportunity with our organization.  If you accept this offer, please indicate your acceptance below.  We look forward to your contributions.

Sincerely,

/s/ Jack Wauchope
Jack Wauchope
Chairman, CEO, President

Accepted by:	/s/ Karan Pohl	Date:	4/19/05
Karan Pohl